THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
EXHIBIT 21
ACTIVE SUBSIDIARIES OF THE REGISTRANT
AS OF FEBRUARY 29, 2008

Name	State or Country
Brookwood Companies Incorporated	Delaware